Exhibit 99.1

Shlomo Yanai Elected to PDL BioPharma’s Board of Directors

INCLINE VILLAGE, Nev. (June 11, 2018) - PDL BioPharma, Inc. (“PDL” or “the Company”) (NASDAQ: PDLI) announced that at its 2018 annual meeting of stockholders held June 8, 2018, the Company’s stockholders elected Shlomo Yanai to the Company’s Board of Directors. The Company announced that its stockholders also voted to re-elect Jody Lindell and John McLaughlin as Directors, approve an amended and restated equity plan and approve, on an advisory basis, executive officer compensation.

“Shlomo’s global experience in the life sciences and pharmaceutical industries, including as a senior executive and director of public and private companies, makes him an excellent addition to our Board,” said Harold Selick, Ph.D., Lead Director of the PDL BioPharma Board of Directors.

“I am excited to join the PDL Board of Directors and look forward to making contributions to the Company’s future success,” said Mr. Yanai.

Mr. Yanai is serving as Chairman of the Board of publicly traded biopharmaceutical companies Cambrex Corporation and Protalix BioTherapeutics. From 2007 to 2012 he served as President and Chief Executive Officer of Teva Pharmaceuticals, and thereafter as an advisor to that company until 2015. Previously he was President and Chief Executive Officer of ADAMA Agricultural Solutions (formerly Makhteshim Agan Industries), a global agricultural chemicals company. He has served as a director of Lumenis Ltd., Sagent Pharmaceuticals, Perrigo Company plc and Quinpario Acquisition Corp. In 2001 Mr. Yanai retired from a 32-year career in the Israeli Army with the rank of Major General.

Mr. Yanai holds a BS in political science and economics from Tel Aviv University, an MPA in national resources management from George Washington University, and is a graduate of the Advanced Management Program of Harvard Business School and the U.S. National War College in the National Defense University.

About PDL BioPharma
PDL seeks to provide a significant return for its shareholders by acquiring and managing a portfolio of companies, products, royalty agreements and debt facilities in the biotech, pharmaceutical and medical device industries. In 2012, PDL began providing alternative sources of capital through royalty monetizations and debt facilities, and in 2016 began acquiring commercial-stage products and launching specialized companies dedicated to the commercialization of these products. To date, PDL has consummated 17 of such transactions, of which nine are active and outstanding. PDL has one debt transaction outstanding, representing deployed and committed capital of $20.0 million: CareView Communications, Inc.; PDL has one hybrid royalty/debt transaction outstanding, representing deployed and committed capital of $44.0 million: Wellstat Diagnostics, LLC; and PDL has five royalty transactions outstanding, representing deployed and committed capital of $396.1 million and $397.1 million, respectively: KYBELLA®, AcelRx Pharmaceuticals, Inc. The Regents of the University of Michigan, Viscogliosi Brothers, LLC and Depomed, Inc. PDL's equity and loan investments in Noden Pharma DAC,

Inc. and Noden Pharma USA, Inc. (together with their subsidiaries, "Noden") represent deployed and committed capital of $179.0 million and $202.0 million, respectively, and PDL's converted equity and loan investment in LENSAR, Inc. represents deployed capital of $40.0 million.

PDL operates in three segments designated as Income Generating Assets, Pharmaceutical and Medical Devices.

NOTE: PDL, PDL BioPharma, the PDL logo and the PDL BioPharma logo are trademarks or registered trademarks of, and are proprietary, to PDL BioPharma, Inc., which reserves all rights therein.

Forward-Looking Statements
This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Each of these forward-looking statements involves risks and uncertainties. Actual results may differ materially from those, express or implied, in these forward-looking statements. Important factors that could impair the value of the Company's assets and business are disclosed in the risk factors contained in the Company's Annual Report on Form 10-K, filed with the Securities and Exchange Commission on March 16, 2018 and any subsequent filings. All forward-looking statements are expressly qualified in their entirety by such factors. We do not undertake any duty to update any forward-looking statement except as required by law.

Contacts:
PDL BioPharma, Inc.
Peter Garcia, CFO
775-832-8500
Peter.garcia@pdl.com

LHA Investor Relations
Jody Cain, SVP
310-691-7100
jcain@lhai.com